EXHIBIT 10.1

TRANSITION AGREEMENT

This Transition Agreement ("Agreement") is entered into by and between Jason Morgan ("Mr. Morgan") and Zoës Kitchen, Inc. ("Company"), and is to witness the following:
WHEREAS, in 2008 Company and Mr. Morgan entered into an employment relationship and later memorialized that relationship in an Employment Agreement, a true and correct copy of which is attached at Exhibit A and incorporated herein;
WHEREAS, Company and Mr. Morgan agreed to end the employment relationship on June 18, 2015; and
WHEREAS, in recognition of Mr. Morgan's significant contributions to the Company's success, Company desires to amend and to supplement the Employment Agreement to provide certain enhanced severance benefits and transition assistance; and
WHEREAS, Company and Mr. Morgan desire to memorialize their agreements regarding transition assistance, and further to conclude fully and finally any and all matters between them, related to or arising from Mr. Morgan's employment or otherwise, or related to and/or concerning Company and its past or present directors, of1icers, employees, agents, and representatives, from the beginning oftime to the effective date of this Agreement.
NOW, THEREFORE, Company and Mr. Morgan agree as follows:
TERMS AND CONDITIONS OF TRANSITION ASSISTANCE
1. Resignation. Mr. Morgan affirms that he and Company mutually agreed to end the employment relationship June 18, 2015.
2. Transition Assistance. Conditioned upon Mr. Morgan's ongoing obligations to comply with Sections 8, 9, and 10 of the Employment Agreement, Company offers Mr. Morgan the following transition assistance, which replaces and supersedes the entirety of Terms 7(d)(i), 7(d)(ii), 7(d)(iv), and 7(d)(v) of the Employment Agreement:
(a) within ten (10) business days of Mr. Morgan's unrevoked compliance with Section (8) ofthe Employment Agreement, Company shall pay Mr. Morgan severance of $300,000, less state and federal taxes, in a lump sum;
(b) within ten (10) business days of Mr. Morgan's unrevoked compliance with Section 8 of the Employment Agreement, Company shall pay Mr. Morgan a bonus of $92,762, less appropriate state and federal taxes, in a lump sum;
(c) within ten (10) business days of Mr. Morgan's unrevoked compliance with Section 8 of the Employment Agreement, Mr. Morgan shall receive from Company accelerated vesting of 2,928 stock shares at an exercise price of $15.00 per share and accelerated vesting of2,342 stock shares at an exercise price of$35.01 per share;
(d) within ten (10) business days of Mr. Morgan's unrevoked compliance with Section 8 of the Employment Agreement, the Company shall pay transition assistance in the maximum amount of $20,000 to be apportioned as directed by Mr. Morgan to professional advisors engaged by Mr. Morgan in connection with his transition;
(e) within ten (10) business days of Mr. Morgan's unrevoked compliance with Section 8 of the Employment Agreement, the Company shall pay Mr. Morgan transition assistance of $40,000 in a lump sum with no deductions;
(f) conditioned upon Mr. Morgan's fulfillment of Terms 9 and 10 of the Employment Agreement, and within ten (10) business days of June 18, 2016, Company shall pay Mr. Morgan transition assistance of $40,000 in a lump sum with no deductions.

Term 7(d)(iii) of the Employment Agreement, relating to COBRA conversion rights shall remain in force and effect and is not amended or superseded.

EXHIBIT 10.1

Payments and benefits in Term 2 ("Transition Assistance") shall be in lieu of any other termination or severance payments or benefits to which Mr. Morgan may have claim, all of which are waived and released by Mr. Morgan. Mr. Morgan acknowledges that Company shall have no further financial or benefit obligations once Company has fulfilled its obligations detailed in this Transition Agreement.
Company's obligation to provide Transition Assistance listed in 2(a) through 2(f) of this paragraph is expressly conditioned upon Mr. Morgan's unrevoked execution of the General Release attached hereto as Exhibit B.
3. Miscellaneous.
(a) In light of Mr. Morgan's departure from the Company, this Transition Agreement terminates the following provisions of the Employment Agreement:
(1) Position and Duties
(2) Employment Term
(3) Base Salary
(4) Annual Bonus
(5) Employee Benefits
(6) Termination
(7) Consequences of Termination (save and except Term 7( d)(iii) which shall not terminate).
All other provisions of the Employment Agreement shall remain in force and effect.
(b) At the proper time, Company shall issue IRS Forms W-2 and 1099 in compliance with federal law.
To memorialize their agreement, Company and Mr. Morgan have affixed their signatures below.

Date of Signature:	August 12, 2015	ZOE'S KITCHEN, INC.
		By:	/s/ Kevin Miles
Kevin Miles
		Title:	CEO & President

Date of Signature:	August 11, 2015	/s/ Jason Morgan
JASON MORGAN